      AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE

This Amendment No. 1 to the Convertible Promissory Note dated as of November 1, 2017 (the "Amendment") between GPL Ventures LLC, a Delaware limited liability company ("GPL"), and Clikia Corp., a Nevada corporation (the "Company") (collectively, the "Parties," and each, a "Party")
is made effective as of December 31, 2018 (the "Effective Date").

WHEREAS, GPL and the Company have entered into the Convertible Promissory Note dated November 1, 2018 in the principal amount of $30,000.00
(the "Existing Note"); and

WHEREAS, the Parties hereto now desire to amend the Existing Note to modify the definition of Conversion Price in Section 2.2;

NOW THEREFORE, in consideration of the foregoing promises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the Parties hereto, the Parties hereto agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. As of the Effective Date (defined above), the last paragraph of Section 2.2 of the Existing Agreement is hereby deleted in its entirely and replaced with the following:
"Section 2.2. Conversion Price. Upon any conversion of this Note, the Conversion Price shall equal to $0.00005, and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice
("Notice Shares") will be equal to the Conversion Amount divided by the Conversion Price. The Conversion Price shall not be subject to adjustment for reverse stock splits of the Company's common stock."

3. Effective Date. This Amendment will become effective on the Effective Date. Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties.
Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provisions of the Existing Agreement (or of any other Transaction Document) or as a waiver of or consent to any future or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Effective Date, each reference in the Existing Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein," or works of like import and each reference to the
Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing
Agreement or Transaction Documents will mean and be a reference to the Existing Agreement as amended by this Amendment.

4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that:
 (a)It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the
Existing Agreement as amended by this Amendment.
 (b)The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party.
 (c)This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other
Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.

5. Miscellaneous.
 (a) This Amendment is governed by and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws provisions of such State.
 (b) This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.
 (c) The headings in this Amendment are for convenience of reference only and do not affect the interpretation of this Amendment.
 (d) This Amendment may be executed in any number of counterparts, each of which is deemed an original, but all of which constitute on and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment.
 (e) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.
Company:
Clikia Corp.
/s/ DAVID LOFLIN
Name: Davd Loflin
Title:CEO
Date: January 2, 2019

GPL Ventures LLC

/s/ ALEXANDER DILLON
Name: Alexander Dillon
Title: Partner
Date: January 2, 2019

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NEITHER THIS NOTE NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT") OR ANY STATE SECURITIES LAWS AND NEITHER THIS NOTE NOR ANY INTEREST THEREIN NOR THE SECURITIES INTO WHICH THIS NOTE IS CONVERTIBLE
MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND
SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

        CONVERTIBLE PROMISSORY NOTE

Principal Amount: $30,000.00
Issue Date: November 1, 2017
Maturity Date: November 1, 2018

For good and valuable consideration, Clikia Corp., a Nevada corporation ("Maker"), hereby makes and delivers this Promissory Note (this "Note")
in favor of GPL Ventures LLC, or its assigns ("Holder"), and hereby agrees as follows:

ARTICLE I. PRINCIPAL AND INTEREST

 Section 1.1 For value received, Maker promises to pay to Holder at such place as Holder or its assigns may designate in writing, in currently available funds of the United States, the principal Amount of Thirty Thousand Dollars ($30,000.00). Maker's obligation under this
Note shall accrue interest at the rate of Ten percent (10.0%) per annum from the date hereof until paid in full. Interest shall be computed on the basis of a 365-day year or 366-day year, as applicable, and actual days lapsed. Accrual of interest shall commence on the first business day to occur after the Issue Date and continue until payment in full of the Principal Amount has been made or duly provided for.

 Section 1.2
  a. All payments shall be applied first to interest, then to principal and shall be credited to the Maker's account on the date that such payment is physically received by the Holder.
  b. All principal and accrued interest then outstanding shall be due and payable by the Maker to the Holder on or before November
1, 2018 (the "Maturity Date").
  c. This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Maker and will not impose personal liability upon the holder thereof.
  d. In the event that the Maker raises funds in a qualified offering (an "Offering"), including a Regulation A+ offering qualified by the SEC, or any other equity offering, the Maker shall be required to first repay this Note before using the Offering proceeds for any other use.

Section 1.3 This Note is issued solely for value received, paid by Holder to Maker by wire ("Consideration"). The Principal Amount due to Holder shall be prorated based on the consideration actually paid by Holder to Maker, such that the Maker is only required to repay the amount of consideration and the Maker is not required to repay any unfunded portion of this Note.

ARTICLE II. CONVERSION RIGHTS; CONVERSION PRICE

 Section 2.1 Conversion. The Holder or its assigns shall have the right, from time to time, commencing on the Issuance Date of this Note, to convert any part of the outstanding interest or Principal Amount of this Note into fully paid and non-assessable shares of Common Stock of the Maker
(the "Notice Shares") at the Conversion Price determined as provided herein. Promptly after delivery to Maker of a Notice of Conversion of
Convertible Note in the forms attached hereto as Exhibit 1, or any other form provided by the Holder, properly completed and duly executed by the
Holder or its assigns (a "Conversion Notice"), the Maker shall issue and deliver to or upon the order of the Holder that number of shares of Common
Stock for the that portion of this Note to be converted as shall be determined in accordance herewith. No fraction of a share or scrip representing a fraction of a share will be issued on conversion, but the number of shares issuable shall be rounded to the nearest whole share. The date on which
Notice of Conversion is given (the "Conversion Date") shall be deemed to be the date on which the Holder faxes, mails or emails the Notice of Conversion duly executed to the Maker. Certificates representing Common Stock upon conversion will be delivered to the Holder within two (2) trading days from the date the Notice of Conversion is delivered to the Maker. Delivery of shares upon conversion shall be made to the address specified by the Holder or its assigns in the Notice of Conversion.

 Section 2.2. Conversion Price. Upon any conversion of this Note, the Conversion Price shall equal Fifty Percent (50%) of the lowest Trading
Price (defined below) during the Valuation Period (defined below), and the Conversion Amount shall be the amount of principal or interest electively converted in the Conversion Notice. The total number of shares due under any conversion notice ("Notice Shares") will be equal to the Conversion Amount divided by the Conversion Price. On the date that a Conversion Notice is delivered to Holder, the Maker shall deliver an estimated number of shares
("Estimated Shares") to Holder's brokerage account equal to the Conversion Amount divided by 50% of the Market Price. "Market Price" shall mean the lowest of the daily Trading Price for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The "Valuation Period" shall mean twenty (20) Trading Days, commencing on the first Trading Day following delivery and clearing of the Notice Shares in Holder's brokerage account, as reported by Holder ("Valuation Start Date"). If at any time, one or multiple times, during the
Valuation Period the number of Estimated Shares delivered to Holder is less than the Notice Shares, the Maker must immediately deliver enough shares equal to the difference. A Conversion Amount will not be considered fully converted until the end of the Valuation Period for that Conversion Amount.
"Trading Price" means, for any security as of any date, any trading price on the OTC Bulletin Board, or other applicable trading market (the "OTCBB")
as reported by a reliable reporting service ("Reporting Service") mutually acceptable to Maker and Holder (i.e. Bloomberg) or, if the OTCBB is not
the principal trading market for such security, the price of such security on the principal securities exchange or trading market where such security is listed or traded. "Trading Day" shall mean any day on which the Common Stock is tradable for any period on the OTCBB, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

 Section 2.3. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Maker shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Maker is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Maker), or sell, transfer or otherwise dispose of all or substantially all its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation ("Other Property"), are to be received by or distributed to the holders of Common Stock of the Maker, then Holder shall have the right thereafter to receive, upon conversion of this Note, the number of shares of common stock of the successor or acquiring corporation or of the
Maker, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a holder of the number of shares of Common Stock into which this Note is convertible immediately prior to such event. In case of any such reorganization, reclassification, merger, consolidation or disposition of assets, the successor or acquiring corporation (if other than the Maker) shall expressly asAmounte the due and punctual observance and performance of each and every covenant and condition of this Note to be performed and observed by the Maker and all the obligations and liabilities hereunder, subject to such modifications as may be deemed appropriate (as determined in good faith by resolution of the Board of Directors of the Maker) in order to provide for adjustments of the number of shares of common stock into which this Note is convertible which shall be as nearly equivalent as practicable to the adjustments provided for in this
Section 2.3(a). For purposes of this Section 2.3(a), "common stock of the successor or acquiring corporation" shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 2.3(a) shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

 Section 2.4. Restrictions on Securities. This Note has been issued by the Maker pursuant to the exemption from registration under the Securities
Act of 1933, as amended (the "Act"). None of this Note or the shares of Common Stock issuable upon conversion of this Note may be offered, sold or otherwise transferred unless (i) they first shall have been registered under the Act and applicable state securities laws or (ii) the Maker shall have been furnished with an opinion of legal counsel (in form, substance and scope reasonably acceptable to Maker) to the effect that such sale or transfer is exempt from the registration requirements of the Act. Each certificate for shares of Common Stock issuable upon conversion of this Note that have not been so registered and that have not been sold pursuant to an exemption that permits removal of the applicable legend, shall bear a legend substantially in the following form, as appropriate:

  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"). THE SECURITIES REPRESENTED
  HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE ACT AND APPLICABLE STATE SECURITIES
  LAWS, OR SUCH OFFERS, SALES AND TRANSFERS ARE MADE PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THOSE LAWS.

Upon the request of a holder of a certificate representing any shares of Common Stock issuable upon conversion of this Note, the Maker shall remove the foregoing legend from the certificate or issue to such Holder a new certificate free of any transfer legend, if (a) with such request, the Maker shall have received an opinion of counsel, reasonably satisfactory to the Maker in form, substance and scope, to the effect that any such legend may be removed from such certificate or (b) a registration statement under the Act covering such securities is in effect.

 Section 2.5. Reservation of Common Stock.

  (a) The Maker covenants that during the period the Note is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock of the Maker upon the Conversion of the Note. The Maker further covenants that its issuance of this Note shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock of the Maker issuable upon the conversion of this Note. The Maker will take all such reasonable action as may be necessary to assure that such shares of Common Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the OTC Bulletin Board (or such other principal market upon which the Common Stock of the Maker may be listed or quoted).
  (b) The Maker shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment.
  Without limiting the generality of the foregoing, the Maker will (a) not increase the par value of any shares of Common Stock issuable upon the conversion of this Note above the amount payable therefor upon such conversion immediately prior to such increase in par value, (b) take all such action as may be necessary or appropriate in order that the Maker may validly and legally issue fully paid and nonassessable shares of Common Stock upon the conversion of this Note, and (c) use its best efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Maker to perform its obligations under this Note.
  (c) Upon the request of Holder, the Maker will at any time during the period this Note is outstanding acknowledge in writing, in form reasonably satisfactory to Holder, the continuing validity of this Note and the obligations of the Maker hereunder.
  (d) Before taking any action which would cause an adjustment reducing the current Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Maker shall take any corporate action which may be necessary in order that the
Maker may validly and legally issue fully paid and non-assessable shares of such Common Stock at such adjusted Conversion Price.
  (e) Before taking any action which would result in an adjustment in the number of shares of Common Stock into which this Note is convertible or in the Conversion Price, the Maker shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
  (f) If at any time the Maker does not have a sufficient number of authorized and available shares of Common Stock for issuance upon conversion of the Note, then the Maker shall call and hold a special meeting of its stockholders within forty-five (45) days of that time for the sole purpose of increasing the number of authorized shares of Common Stock.

 Section 2.6. Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Notes in connection with that number of shares of Common Stock which would be in excess of the Amount of (i) the number of shares of Common Stock beneficially owned by the
Holder and its affiliates on Conversation Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Notes with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its Affiliates of more than 9.99% of the outstanding shares of Common Stock of the Maker on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and
Regulation 13d-3 thereunder.

ARTICLE III. REPRESENTATIONS AND WARRANTIES

 Section 3.1. The Holder represents and warrants to the Maker:

  (a) The Holder of this Note, by acceptance hereof, agrees that this Note is being acquired for investment and that such Holder will not offer, sell or otherwise dispose of this Note or the Common Stock issuable upon conversion hereof except under circumstances that will not result in a violation of the Act or any application state securities laws or similar laws relating to the sale of securities;
  (b) That Holder understands that none of this Note or the Common Stock issuable upon conversion hereof have been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon the exemptions from the registration provisions of the Act and any continued
reliance on such exemption is predicated on the representations of the Holder set forth herein;
  (c) Holder (i) has adequate means of providing for his current needs and possible contingencies, (ii) has no need for liquidity in this investment, (iii) is able to bear the substantial economic risks of an investment in this Note for an indefinite period, (iv) at the present time, can afford a complete loss of such investment, and (v) does not have an overall commitment to investments which are not readily marketable that is disproportionate to Holder's net worth, and Holder's investment in this Note will not cause such overall commitment to become excessive;
  (d) Holder is an "accredited investor" (as defined in Regulation D promulgated under the Act) and the Holder's total investment in this
Note does not exceed 10% of the Holder's net worth; and
  (e) Holder recognizes that an investment in the Maker involves significant risks and only investors who can afford the loss of their entire investment should consider investing in the Maker and this Note.

 Section 3.2 The Maker represents and warrants to Holder:

  (a) Organization and Qualification. The Maker and each of its Subsidiaries (as defined below), if any, is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated, with full power and authority (corporate and other)
to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. The Maker and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the business, operations, assets, financial condition or prospects of the Maker or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. "Subsidiaries" means any corporation or other organization, whether incorporated or unincorporated, in which the Maker owns, directly or indirectly, any equity or other ownership interest.
  (b) Authorization; Enforcement. (i) The Maker has all requisite corporate power and authority to enter into and perform this Note and to consummate the transactions contemplated hereby and thereby and to issue the Common Stock, in accordance with the terms hereof, (ii) the execution and delivery of this Note by the Maker and the consummation by it of the transactions contemplated hereby and thereby (including without limitation, the issuance of the Note and the issuance and reservation for issuance of the Common Stock issuable upon conversion or exercise hereof) have been duly authorized by the Maker's Board of Directors and no further consent or authorization of the Maker, its Board of Directors, or its shareholders is required, (iii) this Note has been duly executed and delivered by the Maker by its authorized representative, and such authorized representative is the true and official representative with authority to sign this Note and the other documents executed in connection herewith and bind the Maker accordingly, and (iv) this Note constitutes, a legal, valid and binding obligation of the Maker enforceable against the Maker in accordance with its terms.
  (c) Issuance of Shares. The Notice Shares are duly authorized and reserved for issuance and, upon conversion of the Note in accordance with its respective terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of the Maker and will not impose personal liability upon the holder thereof.
  (d) Acknowledgment of Dilution. The Maker understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Notice Shares upon conversion of this Note. The Maker further acknowledges that its obligation to issue Notice Shares upon conversion of this Note is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Maker.
  (e) Acknowledgement of Current Financial Statements. The Maker acknowledges that during the existence of this Note, it will not be late or delinquent in filing its financial statements with the requisite reporting bodies.

ARTICLE IV. EVENTS OF DEFAULT

 Section 4.1. Default. The following events shall be defaults under this Note: ("Events of Default"):
  (a) default in the due and punctual payment of all or any part of any payment of interest or the Principal Amount as and when such amount or such part thereof shall become due and payable hereunder, including failure to repay pursuant to an Offering as per Section 1.2; or
  (b) failure on the part of the Maker duly to observe or perform in all material respects any of the covenants or agreements on the part of the Maker contained herein (other than those covered by clause (a) above) for a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Maker remedy the same, shall have been given by the Holder by registered or certified mail, return receipt requested, to the Maker; or
  (c) any representation, warranty or statement of fact made by the Maker herein when made or deemed to have been made, false or misleading in any material respect; provided, however, that such failure shall not result in an Event of Default to the extent it is corrected by the Maker within a period of 5 business days after the date on which written notice specifying such failure, stating that such notice is a "Notice of Default" hereunder and demanding that the Maker remedy same, shall have been given by the Holder by registered or certified mail, return receipt requested; or
  (d) any of the following actions by the Maker pursuant to or within the meaning title 11, U.S. Code or any similar federal or state law for the relief of debtors (collectively, the "Bankruptcy Law"): (A) commencement of a voluntary case or proceeding, (B) consent to the entry of an order for relief against it in an involuntary case or proceeding, (C) consents to the appointment of a receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law (each, a "Custodian"), of it or for all or substantially all of its property, (D) a general assignment for the benefit of its creditors, or (E) admission in writing its inability to pay its debts as the same become due; or
  (e) entry by a court of competent jurisdiction of an order or decree under any Bankruptcy Law that: (A) is for relief against the Maker in an involuntary case, (B) appoints a Custodian of the Maker or for all or substantially all of the property of the Maker, or (C) orders the liquidation of the Maker, and such order or decree remains unstayed and in effect for 60 days.

 Section 4.2. Remedies Upon Default. Upon the occurrence of an event of default by Maker under this Note or at any time before default when the
Holder reasonably feels insecure, then, in addition to all other rights and remedies at law or in equity, Holder may exercise any one or more of the following rights and remedies:
  a. Accelerate the time for payment of all amounts payable under this Note by written notice thereof to Maker, whereupon all such amounts shall be immediately due and payable.
  b. Pursue any other rights or remedies available to Holder at law or in equity.
  c. The Holder shall receive Liquidated Damages of $500 per day per Event of Default the Maker is in Default pursuant to this Note.

 Section 4.3. Payment of Costs. The Maker shall reimburse the Holder, on demand, for any and all reasonable costs and expenses, including reasonable attorneys' fees and disbursement and court costs, incurred by the Holder in collecting or otherwise enforcing this Note or in attempting to collect or enforce this Note.

 Section 4.4. Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy available to Holder under applicable law, and every such right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. No delay or omission of the Holder to exercise any right or power accruing upon any Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Default or an acquiescence therein; and
every power and remedy given by this Note or by law may be exercised from time to time, and as often as shall be deemed expedient, by the Holder.

 Section 4.5. Waiver of Past Defaults. The Holder may waive any past default or Event of Default hereunder and its consequences but no such waiver shall extend to any subsequent or other default or Event of Default or impair any right consequent thereon.

 Section 4.6. Waiver of Presentment etc. The Maker hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein.

ARTICLE V. MISCELLANEOUS

 Section 5.1. Notices. Any notice herein required or permitted to be given shall be in writing and may be personally served or delivered by courier or sent by United States mail and shall be deemed to have been given upon receipt if personally served (which shall include telephone line facsimile transmission) or sent by courier or three (3) days after being deposited in the United States mail, certified, with postage pre-paid and properly addressed, if sent by mail. For the purposes hereof, the address of the Holder shall be One Penn Plaza, Suite 6196, New York, NY 10119; and
the address of the Maker shall be 7117 Florida Blvd, Ste 203, Baton Rouge, LA 70809. Both the Holder or its assigns and the Maker may change the address for service by delivery of written notice to the other as herein provided.

 Section 5.2. Amendment. This Note and any provision hereof may be amended only by an instrument in writing signed by the Maker and the Holder.

 Section 5.3. Assignability. This Note shall be binding upon the Maker and its successors and assigns and shall inure to be the benefit of the
Holder and its successors and assigns; provided, however, that so long as no Event of Default has occurred, this Note shall only be transferable in whole subject to the restrictions contained in the restrictive legend on the first page of this Note.

 Section 5.4. Governing Law. This Note shall be governed by the internal laws of the State of New York, without regard to conflicts of laws principles.

 Section 5.5. Replacement of Note. The Maker covenants that upon receipt by the Maker of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Note, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it
(which shall not include the posting of any bond), and upon surrender and cancellation of such Note, if mutilated, the Maker will make and deliver a new Note of like tenor.

 Section 5.6. This Note shall not entitle the Holder to any of the rights of a stockholder of the Maker, including without limitation, the right to vote, to receive dividends and other distributions, or to receive any notice of, or to attend, meetings of stockholder or any other proceedings of the Maker, unless and to the extent converted into shares of Common Stock in accordance with the terms hereof.

 Section 5.7. Severability. In case any provision of this Note is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Note will not in any way be affected or impaired thereby.

 Section 5.8. Headings. The headings of the sections of this Note are inserted for convenience only and do not affect the meaning of such section.

 Section 5.9. Counterparts. This Note may be executed in multiple counterparts, each of which shall be an original, but all of which shall be deemed to constitute one instrument.

 Section 5.10. Right of First Refusal. Unless it shall have first delivered to the Holder, at least seventy two (72) hours prior to the closing of such Future Offering (as defined herein), written notice describing the proposed Future Offering, including the terms and conditions thereof and proposed definitive documentation to be entered into in connection therewith, and providing the Holder an option during the seventy two (72) hour period following delivery of such notice to purchase the securities being offered in the Future Offering on the same terms as contemplated by such Future Offering (the limitations referred to in this sentence and the preceding sentence are collectively referred to as the "Right of First Refusal") (and subject to the exceptions described below), the Maker will not conduct any equity financing (including
Regulation A+ offerings, or including debt with an equity component) ("Future Offerings") during the period beginning on the Closing Date and ending two (two) years following the Closing Date. In the event the terms and conditions of a proposed Future Offering are amended in any respect after delivery of the notice to the Holder concerning the proposed Future Offering, the Maker shall deliver a new notice to the Holder describing the amended terms and conditions of the proposed Future Offering and the Holder thereafter shall have an option during the seventy two (72) hour period following delivery of such new notice to purchase its pro rata share of the securities being offered on the same terms as contemplated by such proposed Future Offering, as amended. The foregoing sentence shall apply to successive amendments to the terms and conditions of any proposed
Future Offering. The Right of First Refusal shall not apply to any transaction involving (i) issuances of securities in a firm commitment underwritten public offering (excluding a continuous offering pursuant to Rule 415 under the 1933 Act) or (ii) issuances of securities as consideration for a merger, consolidation or purchase of assets, or in connection with any strategic partnership or joint venture (the primary purpose of which is not to raise equity capital), or in connection with the disposition or acquisition of a business, product or license by the
Maker. The Right of First Refusal also shall not apply to the issuance of securities upon exercise or conversion of the Maker's options, warrants or other convertible securities outstanding as of the date hereof or to the grant of additional options or warrants, or the issuance of additional securities, under any Maker stock option or restricted stock plan approved by the shareholders of the Maker. This Right of First Refusal shall include any Regulation A+ offerings qualified by the Maker, and the Holder shall have the Right of First Refusal on all subscription agreements presented to the Maker.

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Maker as executed this Note as of the date first written above.

Clikia Corp.

By: /s/ David Loflin
Its: CEO

Acknowledged and Agreed:

GPL Ventures LLC
By: /s/ Alexander Dillon
Its: Partner

         EXHIBIT 1
            CONVERSION NOTICE

     ________________________________________________________________________
      (To be executed by the Holder in order to Convert the Note)

TO:
The undersigned hereby irrevocably elects to convert US$ ________ of the Principal Amount of the above Note into Shares of Common Stock of Clikia Corp., according to the conditions stated therein, as of the Conversion Date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Maker in accordance therewith. No fee will be charged to the
Holder for any conversion, except for such transfer taxes, if any.
Conversion Date: ___________________________________________
Applicable Conversion Price: $____________
Signature: ___________________________________________
Name: ___________________________________________
Address: ___________________________________________
___________________________________________
Tax I.D. or Soc. Sec. No: ___________________________________________
Principal Amount to be converted: US$________________________________________
Amount of Note unconverted:
US$________________________________________
Number of shares of Common Stock to be issued: ________________________

Insert Checks / Proof of Wire Here

CORPORATE RESOLUTION OF THE
BOARD OF DIRECTORS OF CLIKIA CORP.
We, the undersigned, do hereby certify that at a meeting of the Board of Directors of Clikia Corp., a Nevada corporation organized under the laws of the State of Nevada (the "Corporation"), duly held on November 1, 2017 at the offices of the Corporation, which said meeting no less than two directors were present and voting throughout, the following resolution, upon motions made, seconded and carried, was duly adopted and is now in full force and effect:
WHEREAS, the Board of Directors of the Corporation deem it in the best interests of the Corporation to enter into the Convertible Promissory
Note dated November 1, 2017 (the "Note"), in the aggregate principal amounts of $26,027.40 (the "Note"), convertible into shares of common stock, par value $0.001 per share, of the Maker (the "Common Stock"), upon the terms and subject to the limitations and conditions set forth in such Note, along with an irrevocable letter agreement with Pacific Stock Transfer Co. the Corporation's transfer agent, with respect to the reserve of shares of common stock of the Corporation to be issued upon any conversion of the Note; the issuance of such shares of common stock in connection with a conversion of the Note; and the indemnification of Pacific Stock Transfer Co. for all loss, liability, or expense in carrying out the authority and direction contained in the irrevocable letter agreement (the "Letter Agreement");
NOW, THEREFORE, BE IT:
RESOLVED, that the Corporation is hereby authorized to enter into the Agreement, the Note and the Letter Agreement which provides in pertinent part: (i) reserve shares of common stock of the Corporation to be issued upon any conversion of the Note; (ii) issue such shares of common stock in connection with a conversion of the Note (issuance upon receipt of a notice of conversion of the holder of the Note)
without any further action or confirmation by the Corporation; (iii) hereby authorizes the issuance of such number of shares as will be necessary to fully convert the note under its terms, including issuances subsequent to the initial conversion and/or those due under
Section 2.2 of the Note, and any such shares shall be considered fully paid and non-assessable at the time of their issuance and (iv) the
Corporation indemnifies Pacific Stock Transfer Co., liability, or expense in carrying out the authority and direction contained in the
Letter Agreement:
RESOLVED, that any executive officer of the Corporation be, and hereby is, authorized, empowered and directed, from time to time, to take such additional action and to execute, certify and deliver to the transfer agent of the Corporation, as any appropriate or proper to implement the provisions of the foregoing resolutions:
The undersigned, do hereby certify that we are members of the Board of Directors of the Corporation; that the attached is a true and correct copy of resolutions duly adopted and ratified at a meeting of the Board of Directors of the Corporation duly convened and held in accordance with its by-laws and the laws of the State of Nevada, as transcribed by us from the minutes; and that the same have not in any way been modified, repealed or rescinded and are in full force and effect.
IN WITNESS WHEREOF, We have hereunto set our hands as CEO and Members of the Board of Directors of the Corporation.
Dated: ________________
Members of the Board:
________________________
Title:
________________________
Title:
________________________
Title:
________________________
Title: